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EXHIBIT 3.1(B)


                           CERTIFICATE OF AMENDMENT

                                      OF

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          VIMRx PHARMACEUTICALS INC.


================================================================================

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

================================================================================



          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated is Cellular Immunology Corporation.

          2. The original Certificate of Incorporation of the Corporation was filed with Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby further amended by striking out "Article FOURTH" and substituting in lieu thereof a new "Article FOURTH" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Sixty Million (60,000,000), all of which shall be common stock with a par value of $.001."

          4. The amendment to the Amended and Restated Certificate of Incorporation, herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 12th day of June, 1993.


                                    VIMRx PHARMACEUTICALS INC.

                                    By:  /s/ Richard I. Podell
                                        -----------------------------------
                                        Richard I. Podell
                                        President

[Corporate Seal]

Attest:

By: /s/ Lowell S. Lifschultz
    ---------------------------
    Lowell S. Lifschultz
    Secretary

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